UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Pursuant to §240.14a-12

Andrew Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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June 27, 2007

Dear Andrew Customer:

I am pleased to inform you, our valued customer, that Andrew announced today that it has entered into an agreement with CommScope, Inc., under which CommScope will acquire Andrew.

We are very excited about this transaction, and believe it is a win-win for both of our companies and, most importantly, you, our valued customer.  Combining our innovative technologies, premier brands and a top-tier customer base, we will expand our global service model and create an enhanced offering of communications infrastructure solutions that addresses a broader spectrum of customer needs.

Andrew and CommScope fit together strategically, with leading complementary product offerings and complementary geographical strengths.  We are confident that, upon completion of the transaction, customers will benefit immediately from the broader range of technology and services that the combined company will be able to offer.

We expect this transaction to close by the end of 2007.  Until the merger closes, Andrew and CommScope will remain separate and independent companies, and in the interim, it will be business as usual at Andrew.  During this transition period, you can expect Andrew to remain focused on delivering you the superior products and services you have come to expect.  You will continue to be Andrew’s number one priority — satisfying our customers always has been and will be our most important focus.

For your convenience, I have attached a copy of the press release that outlines why this transaction is so exciting.  I look forward to speaking with you in the near future. As always, if you have any questions on this matter, please feel free to contact me at my office.

In the end, this transaction is about enabling Andrew to achieve its full potential so that we can better meet our customers’ needs.  We look forward to building upon our partnership with you and hope you share our enthusiasm about our company’s exciting future.

NAME

Forward-Looking Statements

This letter contains forward-looking statements regarding, among other things, the proposed business combination between CommScope and Andrew and the anticipated consequences and benefits of such transaction, and other financial and operational items relating to CommScope and Andrew. Statements made in the future tense, and statements using words such as “intend,” “goal,” “estimate,” “expect,” “expectations,” “project,” “projections,” “plans,” “anticipates,” “believe,” “think,” “confident” and “scheduled” and similar expressions are intended to identify forward-looking statements. Forward-looking statements are not a guarantee of performance and are subject to a number of risks and uncertainties, many of which are difficult to predict and are beyond the control of CommScope or Andrew. These risks and uncertainties could cause actual results to differ materially from those expressed in or implied by the forward-looking statements, and therefore should be carefully considered. Relevant risks and uncertainties relating to the proposed transaction include, but are not limited to: the fact that Andrew may be required to write off a portion of the $412 million of Base Station Subsystems goodwill as a non-cash charge to earnings as reported in Andrew’s quarterly report on Form 10-Q for the period ended March 31, 2007; the risk that required regulatory review and approval may not be obtained in a timely manner, if at all; Andrew’s shareholders may not approve the proposed transaction; the anticipated benefits and synergies of the proposed transaction may not be realized; the integration of Andrew’s operations with CommScope could be materially delayed or may be more costly or difficult than expected; the proposed transaction may not be consummated; legal proceedings may be commenced by or against CommScope or Andrew. Relevant risks and uncertainties generally applicable to CommScope and Andrew include, but are not limited to: changes in cost and availability of key raw materials and the ability to recover these costs from customers through price increases; customer demand for products and the ability to maintain existing business alliances with key customers or distributors; the risk that internal production capacity and that of contract manufacturers may be insufficient to meet customer demand for products; the risk that customers might cancel orders placed or that orders currently placed may affect order levels in the future; continuing consolidation among customers; competitive pricing and acceptance of products; industry competition and the ability to retain customers through product innovation; possible production disruption due to supplier or contract manufacturer bankruptcy, reorganization or restructuring; successful ongoing operation of our vertical integration activities; ability to achieve expected sales, growth and earnings goals; costs of protecting or defending intellectual property; ability to obtain capital on commercially reasonable terms; regulatory changes affecting us or the industries we serve. For a more complete description of factors that could cause such a difference, please see CommScope’s filings with the Securities and Exchange Commission (SEC), which are available on CommScope’s website or at www.sec.gov, and Andrew’s filings with the SEC, which are available on Andrew’s website or at www.sec.gov. In providing forward-looking statements, neither CommScope nor Andrew intends, and neither undertakes any duty or obligation, to update these statements as a result of new information, future events or otherwise.

Additional Information

In connection with the proposed merger, CommScope intends to file a registration statement with the SEC on Form S-4 and CommScope and Andrew expect to mail a proxy statement/prospectus to Andrew’s stockholders containing information about the merger.  INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT AND THE PROXY STATEMENT/PROSPECTUS CAREFULLY WHEN THEY ARE AVAILABLE.

The registration statement and the proxy statement/prospectus will contain important information about CommScope, Andrew, the merger, and related matters.  Investors and security holders will be able to obtain free copies of these documents through the web site maintained by the SEC at www.sec.gov.  In addition to the registration statement and the proxy statement/prospectus, CommScope and Andrew file annual, quarterly, and special reports, proxy statements, and other information with the SEC.  Printed copies of these documents can also be obtained free of charge (other than a reasonable duplicating charge for exhibits to our reports on Form 10-K, Form 10-Q and Form 8-K) by any stockholder who requests them from either CommScope’s or Andrew’s Investor Relations Department:

Investor Relations
CommScope, Inc.
1100 CommScope Place, SE
P.O. Box 339
Hickory, North Carolina 28602 U.S.A.
Phone: (828) 324 2200
Fax: (828) 982 1708
E-mail: investor.relations@commscope.com

Investor Relations

Andrew Corporation

3 Westbrook Corporate Center

Suite 900

Westchester, Illinois 60154 U.S.A.

Phone: 1-800-232-6767 or 1-708-236-6616

Fax: 1-708-492-3774

E-mail: GlbWWW-Contact-InvestRelations@andrew.com

CommScope, Andrew and their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from Andrew stockholders in connection with the proposed transaction.  Information about CommScope’s directors and executive officers and their ownership of CommScope common stock is set forth in the definitive proxy statement for CommScope’s 2007 annual meeting of stockholders, as filed by CommScope with the SEC on Schedule 14A on March 16, 2007.  Information about Andrew’s directors and executive officers and their ownership of Andrew common stock is set forth in the definitive proxy statement for Andrew’s 2007 annual meeting of stockholders, as filed by Andrew with the SEC on Schedule 14A on December 29, 2006.  Other information regarding the participants in the proxy solicitation will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.